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                GENERAL RELEASE, WAIVER AND COVENANT NOT TO SUE


This GENERAL RELEASE, WAIVER AND COVENANT NOT TO SUE ("Agreement"), is made and entered into on this _______ day of _______________, 2000, ("Execution Date") by William C. McCarthy, hereinafter referred to as "you," and Cabot
Microelectronics Corporation, hereinafter referred to as "CMC", on behalf of themselves, their heirs, successors and assigns.

WHEREAS, your employment with CMC is terminated as of January 31, 2001 ("Termination Date");

WHEREAS, you agree that you are entering into this Agreement voluntarily and have been advised to consult an attorney prior to signing it;

WHEREAS, you agree that the cash, stock options and other consideration provided pursuant to this Agreement is adequate consideration for the mutual terms, covenants and conditions of it, therefore, the parties do hereby agree as follows:

         1. PURPOSE OF AGREEMENT. The parties have entered into this Agreement to release and to effect a full and final settlement of any and all claims you may have against CMC, including the officers, directors, employees and benefit plans of CMC (collectively "CMC"), and Cabot Corporation, including the officers, directors, employees, and benefit plans of Cabot Corporation (collectively "Cabot Corporation"). This settlement includes all claims against CMC and Cabot Corporation based upon any cause of action you now have or may have in the future arising from any facts or circumstances existing on or prior to the effective date of this Agreement, including but not limited to claims for personal injury, emotional distress, costs and/or attorney's fees.

         2. DENIAL OF LIABILITY. This Agreement is not to be construed as an admission of liability on the part of any party hereto or to any other party. The parties expressly deny liability for any claims asserted or which could have been asserted against them, and enter into this Agreement for the sole purpose of avoiding litigation with respect to any disputed claims which are or could be asserted.

         3. CONSIDERATION. Upon the Execution of this Agreement and as soon as practical after the expiration of the seven-day revocation period referenced below, CMC will:

         a. Pay to you, the sum of two-hundred-ninety-one-thousand-two-hundred-ninety-dollars ($291,290) (comprised of one-hundred-eighty-thousand-two-hundred-dollars ($180,200) of one year base salary, plus eighty-one-thousand-ninety dollars ($81,090) of FY00 Short Term Incentive at forty-five percent (45%), plus thirty-

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         thousand dollars ($30,000) of relocation assistance), the total sum of which, less appropriate taxes and deductions, to be paid to you as a resident of Texas assuming you have established a legal residence there by the Execution Date, in two equal installments (i) upon the expiration of the seven-day revocation period referenced in Section 6. Right to Revoke, of this Agreement, and (ii) on April 15, 2001;

         b. Amend your Grant Agreement pursuant to the Cabot Microelectronics Corporation 2000 Equity Incentive Plan ("Plan") for Non-Qualified Stock Options with a Grant Date of April 4, 2000 ("Grant Agreement"), to allow the vesting, and your exercise of, those twelve-thousand (12,000) CMC non-qualified stock Options that are scheduled to vest on April 4, 2001, and those twelve-thousand (12,000) CMC non-qualified stock Options that are scheduled to vest on April 4, 2002, according to the terms and conditions of the Grant Agreement and the Plan, according to the vesting schedule and dates of April 4, 2001, and April 4, 2002, respectively, and expiring two years from the Execution Date of this Agreement, and providing for the Change in Control provisions authorized under the Plan; if you fail to exercise these Options within such time-frame, or violate the terms of this Agreement, such Options are immediately terminated, rescinded, cancelled and become unexercisable immediately. Pursuant to the Grant Agreement and Plan, the Options previously vested are exercisable only pursuant to the Grant Agreement and Plan. Participation in, and eligibility for, all other CMC and Cabot Corporation benefits, stock option or restricted stock awards, and/or deferred compensation plans, including but not limited to the Short Term Incentive and Long Term Incentive Plans, are terminated as of your Termination Date;

         c. Make available to you outplacement services worth up to fifteen-thousand-dollars ($15,000), to be provided by the outplacement firm of Drake, Beem and Morin, or another firm as mutually agreed upon by us, and used within eighteen (18) months of the Execution Date of this Agreement;

         d. Allow you to retain your Personal Data Assistant ("Palm Pilot"), and directly related equipment;

         e. Provide reimbursement for travel expenses not to exceed five-hundred-dollars ($500) per trip, for up to, but not exceeding three (3) trips, for orthodontics appointments in Illinois;

         f. Provide eligibility for coverage of sale of your home at 1834 Fargo Boulevard, Geneva, Illinois, pursuant to the chapter "Selling Your Home" of CMC's existing Relocation Assistance Handbook for Transferring Cabot Microelectronics Corporation Employees, Domestic United States & Canada, dated May 1, 2000.

Such consideration under this Agreement shall constitute full and final settlement and satisfaction of all of your claims, whether for damages or otherwise. No consideration shall


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be provided to you for any other claims, demands, or causes of action, whether known or unknown, and you agree you will not receive or be eligible for any other consideration in any form. To the extent it is determined that federal or state taxes are due on any part of these proceeds, such taxes and any related penalty or interest charges shall be solely your responsibility.

         4. RELEASE BY YOU. In consideration of this Agreement and the consideration provided hereunder, you, for yourself and on behalf of your heirs, executor, administrator, successors and assigns, (hereinafter in this paragraph referred to as the "Releasors"), hereby release, acquit, and forever discharge CMC and Cabot Corporation, and their respective officers, employees, directors and benefits plans (hereafter in this Agreement referred to as the "Releasees"), of and from any and all actions, causes of action, claims, demands, rights, damages, costs, expenses, and liabilities of any nature whatsoever (including indemnity), whether now or heretofore known or unknown, accrued or unaccrued, or alleged or not alleged as of the Execution Date, including but not limited to those which are based upon, exist on account of, or in any way arise out of:

         (a) Any and all acts, omissions or activities of the above-named Releasees occurring on or prior to the date of this Agreement, including those in any way connected, directly or indirectly, with your employment, and the claims defined in subparagraph (b), below;

         (b) Any and all claims alleged or to be alleged, including but not limited to claims under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss. 2000e, et seq., the Illinois Human Rights Act, 735 ILCS 5/1-101, et seq., and any other claims arising under laws pertaining to breach of contract, wrongful discharge or any other federal, state or local laws relating in any way to employment, and claims of any of the parties against any Releasees based upon any cause of action they now have or may have in the future arising from any facts or circumstances existing on or prior to the effective date of this Agreement, including but not limited to all claims for costs or attorney's fees.

This Release shall not apply to claims, demands, actions or causes of action arising out of the performance or non-performance by any person of any term, covenant or condition of this Agreement.

You affirm and acknowledge that: 1) you have been advised by CMC to consult with an attorney about the terms of this Agreement before signing it; 2) you have been given a reasonable period of time to consider this Agreement and to decide whether to sign it; 3) you have read and understand this Agreement; and 4) you voluntarily enter into and execute it of your own free will with full knowledge of it terms and conditions.

         5. ENFORCEMENT OF SETTLEMENT AGREEMENT. In any action brought to enforce or rescind this Agreement, the District Court for the Northern District of Illinois, Eastern


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Division, shall have jurisdiction and venue with respect to each party hereto.
This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action at law or proceeding at equity, or any private or public judicial or non-judicial proceeding instituted, prosecuted, maintained or continued in breach hereof. You agree and affirm that you have not and will never institute, maintain or participate in, or in any way aid in the institution or prosecution of, any claim, action or proceeding of any kind against CMC or Cabot Corporation or the other Releasees, including but not limited to, claims related to your employment with CMC or Cabot Corporation or the termination of that employment. If you violate this Agreement by suing CMC or Cabot Corporation or the other Releasees, you agree that you will pay all costs and expenses of defending against the suit incurred by CMC or Cabot Corporation or the other Releasees, including reasonable attorneys' fees, and all further costs and fees, including attorneys' fees, incurred in connection with collection.

         6. RIGHT TO REVOKE. You have at least twenty-one (21) days (commencing with November 8, 2000), within which to consider this Agreement, however, you may execute this Agreement before that time, but in no event prior to your Termination Date, and you certify, by such execution, that you knowingly and voluntarily waived the right to the full 21 days with no pressure by CMC to do so. If you do not execute this Agreement by the end of the 21 day period or your Termination Date, whichever is later (unless you have voluntarily waived the right to the full 21 days as described herein), you will not be eligible for the consideration specified in Section 3. Also, you may revoke this Agreement within seven days of its Execution Date (_________), by sending written notice to J. Michael Jenkins, Vice President of Human Resources of CMC. If you revoke this Agreement, you will not receive the cash payment, stock options or other consideration specified herein. Your termination of employment as of the Termination Date is and will be unaffected by any revocation of, or failure to execute, this Agreement by you.

         7. ATTORNEYS' FEES. In any action brought to enforce or rescind this Agreement or any document required hereby, the prevailing party shall be entitled to the recovery of a reasonable attorneys' fee and reasonably incurred costs of litigation.

         8. CONSTRUCTION OF AGREEMENT AND RELATED DOCUMENTS. This Agreement and the documents required hereby shall be construed in accordance with the laws of the State of Illinois.

         9. INTEGRATION. This Agreement signed by the parties hereto, constitute the final written expression of the parties and is a complete and exclusive statement of those terms and conditions. Each of the parties acknowledges that no representations or promises not expressly contained in this Agreement and the documents required hereby have been made by any party or by the agents or representatives of any party.

         10. NO DISPARAGEMENT. You agree not to make disparaging, malicious, or otherwise negative comments about CMC, Cabot Corporation, and/or its or their personnel,


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officers, directors, products, services, practices or policies. CMC agrees that it will not make disparaging, malicious or otherwise negative comments about you to any third party, and that its comments relating to your separation of employment will be limited to stating that you have returned to retirement and no longer work for CMC; you agree that your comments relating to your separation of employment will be limited to stating that you have returned to retirement and no longer work for CMC.

         11. CONFIDENTIAL/PROPRIETARY INFORMATION. You agree to return to CMC all proprietary/confidential information and personal and intellectual property of CMC and/or Cabot Corporation and to not disclose to any third party or use CMC's or Cabot Corporation's proprietary/confidential information. You affirm and agree that your obligations pursuant to the Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees in Arizona, Colorado, Illinois, Massachusetts, and Texas signed on September 8, 2000 ("Non-Compete Agreement"), including but not limited to those to protect all CMC proprietary/confidential information from disclosure and use, and to uphold your non-compete/non-solicit obligations in section 3 of the Non-Compete Agreement, and the Non-Compete Agreement itself remain in full force and effect independent from your obligations under this Agreement, but that to the extent necessary the consideration stated in Section 3 of this Agreement also constitutes additional consideration for your obligations under the Non-Compete Agreement, which are restated, affirmed by you, and incorporated into this Agreement by reference.

         12. RESIGNATION AS OFFICER. You agree to resign your position as an Officer of CMC (Vice President and Chief Financial Officer, Treasurer, and Assistant Secretary), effective as of your Termination Date, by written notice to the Board of Directors of CMC, in the form and at the time designated by CMC.

         13. CONFIDENTIALITY. You agree that, except for disclosures specifically required by law or specifically required to enforce any of the terms of this Agreement or the documents required thereby, the terms and conditions of this Agreement as well as the payment terms and amount of the settlement as set forth herein shall not be disclosed to nor discussed in any manner, including oral, written, electronic, digital or otherwise, with any person not a party to this Agreement other than your spouse or your attorneys or tax return preparers, each of whom must themselves respect the confidentiality hereof. In addition, neither you nor your spouse, or any other party within your reasonable control shall make any statement of any kind, i.e., oral, written, electronic, digital or otherwise, to the public or news media with respect to the substance or conclusion of your employment with CMC and this Agreement.

         14. COUNTERPART ORIGINALS. This Agreement may be executed in multiple counterpart originals and shall have the same force and effect as if all signatures appeared on the same original.


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         15. FURTHER DOCUMENTATION.  To the extent applicable, the parties shall execute such other and further documents as may be reasonably necessary to carry out the terms and conditions of this Agreement.

         16. SEVERABILITY. It is the intent of the parties that each and every provision in this Agreement be enforced. To the extent any provision is held unenforceable, such unenforceability shall not render the remaining terms hereof unenforceable.

         IN WITNESS WHEREOF, the parties hereto have executed counterpart originals of this Agreement as of the date entered above.

                                       CABOT MICROELECTRONICS
                                       CORPORATION



BY:_______________                     BY: _________________________________
WILLIAM C. MCCARTHY                               Matthew Neville
                                        President and Chief Executive Officer

THIS AGREEMENT INCLUDES A RELEASE OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU ARE ADVISED TO CONSULT AN ATTORNEY PRIOR TO SIGNING IT.



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